REPORT UNDER
NATIONAL INSTRUMENT 62-103,
SECTION 111 OF THE SECURITIES ACT (BRITISH COLUMBIA),
SECTION 101 OF THE SECURITIES ACT (ONTARIO),
SECTION 176 OF THE SECURITIES ACT (ALBERTA),
SECTION 92 OF THE SECURITIES ACT (MANITOBA),
SECTION 126 OF THE SECURITIES ACT (NEW BRUNSWICK),
SECTION 102 OF THE SECURITIES ACT (NEWFOUNDLAND AND LABRADOR),
SECTION 107 OF THE SECURITIES ACT (NOVA SCOTIA),
SECTIONS 147.11 OF THE SECURITIES ACT (QUEBEC) AND
SECTION 110 OF THE SECURITIES ACT, 1988 (SASKATCHEWAN)

The following information is filed pursuant to the provisions listed above under applicable securities legislation:

(a)	the name and address of the offeror:
Barrick Gold Corporation ("Barrick") BCE Place, Canada Trust Tower Suite 3700 161 Bay Street, P.O. Box 212 Toronto, ON M5J 2S1
(b)
the designation and number or principal amount of securities and the offeror's securityholding percentage in the class of securities of which the offeror acquired ownership or control in the transaction or occurrence giving rise to the obligation to file the report and whether it was ownership or control that was acquired in those circumstances;

Pursuant to Barrick's offer (the "Offer") to acquire all of the outstanding common shares (the "Shares") of NovaGold Resources Inc. ("NovaGold"), as described in Barrick's offer and circular dated August 4, 2006, as amended and supplemented by the notice of change in information dated September 1, 2006, the notice of extension dated September 15, 2006, the notice of extension dated September 29, 2006, the notice of extension dated October 12, 2006, the notice of variation and extension dated October 25, 2006 and the notice of variation and extension dated November 9, 2006, Barrick took up and accepted for payment 13,231,377 Shares representing approximately 14.4% of the issued and outstanding Shares.

(c)
the designation and number or principal amount of securities and the offeror's securityholding percentage in the class of securities immediately after the transaction or occurrence giving rise to obligation to file the report;

Prior to the acquisition referred to in (b) above, Barrick did not own or control any Shares. Following the acquisition of the 13,231,377 Shares referred to in (b) above, Barrick beneficially owns 13,231,377 Shares, representing approximately 14.4% of the issued and outstanding Shares.

(d)	the designation and number or principal amount of securities and the percentage of outstanding securities of the class of securities referred to in paragraph (c) over which:
	(i)	the offeror, either alone or together with any joint actors, has ownership and control;
See (c) above.
	(ii)	the offeror, either alone or together with any joint actors, has ownership but control is held by other persons or companies other than the offeror or any joint actor; and
Not applicable.
	(iii)	the offeror, either alone or together with any joint actors, has exclusive or shared control but does not have ownership;
Not applicable.
(e)	the name of the market in which the transaction or occurrence that gave rise to this report took place;
Not applicable. The shares were acquired pursuant to a take-over bid.
(f)
the purpose of the offeror and any joint actors in effecting the transaction or occurrence that gave rise to this report, including any future intention to acquire ownership of, or control over, additional securities of the reporting issuer;

The purpose of the Offer is to acquire all of the outstanding Shares of NovaGold (including those that may become issued and outstanding upon the conversion, exchange or exercise of securities that are convertible into or exchangeable or exercisable for Shares). The Offer currently expires at 9:00 p.m. (Toronto time) on December 6, 2006, unless further extended. Barrick currently intends to acquire all remaining Shares pursuant to its Offer or a subsequent acquisition transaction.

(g)
the general nature and the material terms of any agreement, other than lending arrangements, with respect to securities of the reporting issuer entered into by the offeror, or any joint actor, and the issuer of the securities or any other entity in connection with the transaction or occurrence giving rise to this report, including agreements with respect to the acquisition, holding, disposition or voting of any of the securities;

None.
(h)	the names of any joint actors in connection with the disclosure required by this report;
Not applicable.

(i)
in the case of a transaction or occurrence that did not take place on a stock exchange or other market that represents a published market for the securities, including an issuance from treasury, the nature and value of the consideration paid by the offeror; and

The aggregate cash consideration to be paid by Barrick in connection with its purchase of the Shares referred to in (b) above will be US$211,702,032.
(j)	if applicable, a description of any change in any material fact set out in a previous report by the entity under the early warning requirements in respect of the reporting issuer's securities.
Not applicable.

DATED this 23rd day of November, 2006

BARRICK GOLD CORPORATION

By:	/s/ Sybil E. Veenman
Name: Sybil E. Veenman
Title: Vice President, Assistant General Counsel & Secretary

EXHIBIT A

Please see attached.

PRESS RELEASE – November 22, 2006

Barrick Acquires 14% of NovaGold - Extends Bid

Barrick Gold Corporation announced today that approximately 13.2 million common shares of NovaGold Resources Inc. had been validly deposited to Barrick's offer to acquire NovaGold, representing over 14% of the outstanding common shares of NovaGold. Barrick has taken up and accepted for payment all of such shares; payment will be made for these shares on or before November 24, 2006. The Company has extended its all-cash US$16.00 per share offer to 9:00 p.m. (Toronto time) on December 6, 2006.

Barrick's US$16.00 best and final offer price represents a premium of approximately 37 per cent over both the closing price of the NovaGold common shares on the AMEX on July 21, 2006, the last trading day prior to Barrick's announcement of its intention to make the offer, and the price at which shares were issued under NovaGold’s February 2006 equity offering. The Circular for Barrick's offer to acquire all of the outstanding common shares of NovaGold is available on Barrick’s website at www.barrick.com, from the Canadian System for Electronic Document Analysis and Retrieval at www.sedar.com or on the SEC’s website at www.sec.gov.

Barrick’s vision is to be the world’s best gold company by finding, acquiring, developing and producing quality reserves in a safe, profitable and socially responsible manner.

INVESTOR CONTACTS:		MEDIA CONTACT:
James Mavor	Mary Ellen Thorburn	Vincent Borg
Vice President,	Director,	Senior Vice President,
Investor Relations	Investor Relations	Corporate Communications
Tel: (416) 307-7463	Tel: (416) 307-7363	Tel: (416) 307-7477
Email: jmavor@barrick.com	Email: mthorburn@barrick.com	Email: vborg@barrick.com

BRRICK GOLD CORPORATION	1	PRESS RELEASE

Additional Information

On August 4, 2006, Barrick Gold Corporation filed a tender offer statement related to its tender offer for the outstanding common shares of NovaGold Resources Inc. Investors and security holders of NovaGold are urged to read the tender offer statement, because it contains important information. Investors and security holders of NovaGold may obtain a free copy of the tender offer statement and other documents filed by Barrick Gold Corporation with the SEC at the SEC’s website at www.sec.gov. The tender offer statement may also be obtained for free from Barrick Gold Corporation on its website or by directing a request to Barrick Gold Corporation’s investor relations department.

Forward-Looking Statements

Certain information included in this press release, including any information as to our future financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute "forward-looking statements." The words "expect", "will", “intend”, “estimate” and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The Company cautions the reader that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual financial results, performance or achievements of Barrick to be materially different from the Company's estimated future results, performance or achievements expressed or implied by those forward-looking statements and the forward-looking statements are not guarantees of future performance. These risks, uncertainties and other factors include, but are not limited to: changes in the worldwide price of gold or certain other commodities (such as copper, silver, fuel and electricity) and currencies; charges in U.S. dollar interest rates or gold lease rates; risks arising from holding derivative instruments; ability to successfully integrate acquired assets; legislative, political or economic developments in the jurisdictions in which the Company carries on business; operating or technical difficulties in connection with mining or development activities; employee relations; the speculative nature of gold exploration and development, including the risks of diminishing quantities or grades of reserves; adverse changes in our credit ration; contests over title to properties, particularly title to undeveloped properties; and the risks involved in the exploration, development and mining business. These factors are discussed in greater detail in the Company’s most recent Form 40-F/Annual Information Form on file with the US Securities and Exchange Commission and Canadian provincial securities regulatory authorities.
    The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

BRRICK GOLD CORPORATION	2	PRESS RELEASE